Exhibit 99.1

FINANCIAL TECHNOLOGY SERVICES

PICO Disclaimer

This presentation (this "Presentation") is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between PICO Quantitative Trading Holdings, LLC ("PICO") and FTAC Athena Acquisition Corp. ("FTAC") and related transactions (the "Proposed Business Combination") and for no other purpose.

No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will FTAC, PICO or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. None of FTAC or PICO has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of PICO or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of PICO and of.the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "project," "forecast," "potential," "seem," "seek," "strategy," "future," "outlook," "opportunity," "should," "would," "will be," "will continue," "will likely result" and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between PICO and FTAC, including statements as to the expected timing, completion and effects of the proposed transaction, statements regarding each of PICO and FTAC, and statements regarding estimates, projections and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of PICO's and FTAC's management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of PICO and FTAC. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of FTAC or PICO is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; the inability to complete the PIPE investment in connection with the proposed transaction; the lack of a third party valuation in determining whether or not to pursue the proposed transactions; risks relating to the uncertainty of the projected financial information with respect to PICO; risks related to expansion of PICO's business and technology; the effects of competition on PICO's future business; the effects of natural disasters, terrorist attacks and the spread and/or abatement of infectious diseases, such as COVID-19, on PICO's business or on the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions; the ability of FTAC or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in FTAC's final prospectus dated February 22, 2021 under the heading "Risk Factors," and other documents of FTAC filed, or to be filed, with the Securities and Exchange Commission ("SEC"). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that none of FTAC or PICO presently know or that FTAC or PICO currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FTAC's and PICO's expectations, plans or forecasts of future events and views as of the date of this Presentation. FTAC and PICO anticipate that subsequent events and developments will cause FTAC's and PICO's assessments to change. However, while FTAC and PICO may elect to update these forward-looking statements at some point in the future, FTAC and PICO specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing FTAC's and PICO's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Presentation is based on the estimates of PICO and FTAC management. PICO and FTAC obtained the industry, market and competitive position data used throughout this Presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. PICO and FTAC believe their estimates to be accurate as of the date of this Presentation. However, this information may prove to be inaccurate because of the method by which PICO or FTAC obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process.

Use of Projections

This Presentation contains projected financial information with respect to PICO. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

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PICO Disclaimer

Important Information and Where to Find It
In connection with the Proposed Business Combination, FTAC intends to file a proxy statement with the SEC, which will be distributed to holders of FTAC's ordinary shares in connection with FTAC's solicitation of proxies for the vote by FTAC's stockholders with respect to the Proposed Business Combination and other matters as described in the proxy statement. After the proxy statement has been cleared by the SEC, FTAC will mail a definitive proxy statement, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the proxy statement, and any amendments thereto and any other documents filed with the SEC when they become available, carefully and in their entirety because they contain important information about FTAC, PICO and the Proposed Business Combination. Investors and security holders may obtain free copies of the preliminary proxy statement and definitive proxy statement (when available) and other documents filed with the SEC by FTAC through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation
This communication does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with the Proposed Business Combination among PICO and FTAC or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Participants in the Solicitation
FTAC and PICO and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination. Information about the directors and executive officers of FTAC is in its final prospectus filed with the SEC on February 22, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC regarding the Proposed Business Combination. Stockholders, potential investors and other interested persons should read the proxy statement carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge from the sources indicated above.

Financial Information; Non-GAAP Financial Measures
The financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the proxy statement or any other document to be filed by FTAC with the SEC. Some of the financial information and data contained in this Presentation, such as earnings before income taxes, depreciation and amortization ("EBITDA"), have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). FTAC and PICO believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to PICO's financial condition and results of operations. PICO's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. FTAC and PICO believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing PICO's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. PICO is not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP, and therefore has not provided a reconciliation for forward-looking EBITDA. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PICO's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review PICO's audited financial statements, which will be included in the proxy statement.

Trademarks and Intellectual Property
All trademarks, service marks, and trade names of PICO or FTAC or their respective affiliates used herein are trademarks, service marks, or registered trade names of PICO or FTAC, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not imply, a relationship with PICO or FTAC, or an endorsement or sponsorship by or of PICO or FTAC. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that PICO or FTAC will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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4 CONFIDENTIAL Today’s Presenters Jarrod Yuster Chairman, Founder, Co - CEO Frank Troise Co - CEO Marc Hineman Chief Administrative Officer Angelo Bulone Chief Financial Officer Betsy Cohen Chairman of the Board Amanda Abrams CEO Daniel Cohen Managing Member - Sponsor Pico Quantitative Trading FTAC Athena Acquisition Corp

PICO Transaction Summary

Key Highlights

- Transaction values Pico at a pro forma enterprise value of $1,400 million
- Transaction will include a $200 million PIPE
- Sponsor and affiliates will invest approximately $25 million of the $200 million PIPE
  - Sponsor has also committed to support transaction by purchasing up to $25 million of SPAC shares in the open market
- Transaction proceeds are intended for strategic M&A and working capital to accelerate organic growth
- Incentive pool of 5 million earn-out shares for Pico management subject to issuance thresholds
  - 50% of shares issued upon stock price closing above $13.00[1]
  - 50% of shares issued upon stock price closing above $15.00[2]

Sources & Uses

Sources	
FTAA Cash in Trust[6]	$250
Pico Equity Rollover	1,265
PIPE Proceeds	200
Total Sources	**$1,715**

Uses	
Pico Equity Rollover	$1,265
Cash to Balance Sheet	400
Secondary Proceeds	15
Estimated Transaction Fees & Expenses	35
Total Uses	**$1,715**

Pro Forma Valuation

Pro Forma Valuation	
Implied Market Capitalization[3]	**$1,750**
(+) PF Debt[4]	76
(-) PF Cash[5,6]	(426)
PF Enterprise Value	**$1,400**
PF EV / 2022E Revenue	***5.7x***

Pro Forma Ownership[3,6,7]



Founder Shares 2%
PIPE Investors 12%
FTAA Public Shareholders 14%
PICO
Existing Pico Rollover Stockholders 72%

(1) Shares issued upon stock price closing above threshold for 20 out of 30 consecutive trading days during the 5 years following closing.
(2) Shares issued upon stock price closing above threshold for 20 out of 30 consecutive trading days during the 10 years following closing.
(3) Implied market capitalization and pro forma ownership are based on $10.00 per share. Includes 2.851 million founder shares and 660,000 private placement shares. Excludes the dilutive impact of FTAA public warrants and 5.702 million founder shares that are locked up in two equal tranches until the earlier of 180 days following closing or stock price closing above $12.00 and $14.00, respectively, for 20 out of 30 consecutive trading days during the 5 years following closing.
(4) Includes $76 million of Pico's existing long-term debt and capitalized lease liabilities as of 3/31/2021.
(5) Includes $26 million of Pico's existing unrestricted cash & cash equivalents as of 3/31/2021.
(6) Assumes no FTAC Athena shareholder exercises redemption rights to receive cash from the trust account.
(7) Founder shares includes 660,000 private placement shares.

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PICO Overview of FTAC Athena Acquisition Corp.

Strong Strategic Partner	▪ Sponsor team brings deep expertise in FinTech and financial services sectors
Leader in the SPAC Market	▪ A pioneer in the evolution of the SPAC structure since 2015 that has consistently unlocked significant value in partnership with attractive companies seeking to become public
Experienced Leadership Team	▪ Team with operational and financial experience with an investor lens to complement Pico's
Impressive Track Record	▪ Consistent track record of impressive shareholder returns across CardConnect, Intermex and Paya, with Payoneer, Perella Weinberg Partners, and eToro recently announced ▪ Stellar reputation with institutions for quality asset selection

cardconnect.	intermex	paya	Payoneer	P / W / P Perella Weinberg Partners	eToro
+90% return[(1)]	+70% return[(2)]	$250mm+	$300mm	$125mm	$650mm
From IPO to sale to First Data in July 2017	*Since IPO*	*Upsized PIPE*	*Upsized PIPE*	*Upsized PIPE*	*Upsized PIPE*

(1) Return on units based on acquisition consideration paid by First Data of $15.00 per share of CCN common stock and $3.99 per CCN warrant (assumes warrants were issued within 30 days of acquisition closing), per tender offer statements filed by CCN and First Data with the SEC on June 7, 2020.

(2) Return based on IMXI common stock closing price as of May 28, 2021. For each whole warrant, reflects 0.201 shares of IMXI common stock and $1.12 in cash issued to warrant holders pursuant to IMXI's Offer to Exchange Warrants filed on Form S-4 with the SEC on March 28, 2019.

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7 CONFIDENTIAL Introduction to PICO

PICO Financial Institutions Are Undergoing Once-in-a-Generation Transformation

Modernizing Aging IT





- **~$550B** in Tech Spend[1]
- **24/7/365** Markets
- **+85%** CAGR in Spend on AI / ML[2]

Personalization / Data



Betterment
wealthfront
AVANT CREDIT
PayPal
SoFi
Square
nerdwallet
CREDIBLY
LendingClub
RemitCo
exela
intuit
Moven
digit

- Rise of FinTech
- Unbundling of Banking
- Consumerization of Finance

Regulatory Overhead



OFAC/ FinCEN
FSOC
State Regulatory Authorities
SEC
CFTC
OCC
Fed
OFR
FDIC
FINRA
CFPB
Investment Advisory
Derivatives
Consumer Lending
Commercial Lending
Broker-dealer
Retail Banking
Alt. Invest-ments
Investment Banking
Payment / Clearing Systems
Old Agency
Old Agency w/ New Powers
New Agency
Regulated Entity
Authority to Examine
Authority to Request

- **300M+** Regulatory Documents Since 2010[3]
- **60%** growth in operating costs spent on compliance compared to pre-crisis spend[4]

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(1) Worldwide banking & securities IT spend in 2021 (Source: Gartner).
(2) Financial market spend on AI / ML from 2017 - 2020 (Source: IDC).
(3) Source: JWG Group.
(4) Source: Deloitte.

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9 CONFIDENTIAL Provides Solutions at the Center of the Ecosystem Leading Cloud Technology Provider for Financial Services Market Centers Capital Markets Participants Financial Services Cloud & Connectivity Mission - critical financial services cloud & global connectivity Data Global market data and insight Corvil Analytics Differentiated execution & network analytics $246M Revenue (2022E) 25% Revenue CAGR (2020A - 2022E) 35% Long Term EBITDA Margin Target (2025E) 68% Recurring Revenue (2022E) 400+ Current Clients

10 CONFIDENTIAL ($ in billions) External Capital Markets Infrastructure Spend (2) Technology Infrastructure Data & Information Securities Services Clearing Custody & Settlement Trade Facilitation & Execution 17% 19%  21% 21% 25% 25%  28% 27%  4% 4%  5% 4%  2010 2015 2020E $201 $159 $137 Banking and Financial Services spend ~7% of their revenue on IT, ~2x the a verage of other industries (1) ~$130 billion in annual spend (2) (1) Source: Gartner IT Metrics Data 2019 report | IT includes hardware, software, personnel for IT FTEs including IT contractors, ne twork transmission, outsourced IT services (e.g., consulting, system integration, infrastructure etc.), public cloud services, occupancy spending associated with IT personnel and data centers). (2) Source: McKinsey Capital Markets Infrastructure 2017 report. Market Market Infrastructure is a Large and Growing TAM

11 CONFIDENTIAL $5 $7 $13 $25 $36 $50 $69 $89 $130 $157 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Launch of Global Connectivity Backbone PicoNet TM 2.0 Program APAC business launches in Singapore EMEA Business launches in London Asset class expansion to cover FX and Fixed Income markets Client base broadens to Banks and Technology Partners Infrastructure Services business launches for US Equities in two Data Centers Corvil Analytics Exchanges 36 of the Top Global Exchanges use Pico including Global Banks 24 of the t op 25 Global Banks use Pico including Service Providers The Top Service Providers and Technology Vendors for Financial Markets use Pico including Trading Firms The Top Electronic Trading Firms, Hedge Funds and Market Makers use Pico including Long History of Serving Leading Financial Institutions ($ in millions) Revenue

12 CONFIDENTIAL Data Software & Analytics Comprehensive Financial Market Technology Solutions Integrated and Comprehensive solution for mission - critical trading needs Financial Services Cloud Foundation of Critical Market Infrastructure Delivered Over the Pico Network FY22E Revenue ’20A – ’22E CAGR Broad and Deep Mission - Critical Solutions Revenue Model Data Corvil Analytics $110 million 25% ▪ Raw Market Data ▪ Normalized Market Data ▪ Historical Market Data ▪ Market Data Analytics ▪ Recurring revenue – 2+ year contracts ▪ Project - based revenue ▪ License & SaaS software model ▪ Market leading (1) real - time performance analytics for business and operations teams ▪ Network Monitoring across cloud, off - prem and on - prem environments Connectivity $136 million 25% ▪ Network Connectivity ▪ Network Analytics ▪ Venue Access ▪ Network Services ▪ Recurring revenue – 2+ year contracts ▪ Project - based revenue (1) Source: Info - tech Research Group Network Monitoring Industry Scorecard 2020. Financial Services Cloud ▪ Infrastructure - as - a - Service ▪ Infrastructure Analytics ▪ Private and Public Cloud Infrastructure ▪ Device Management ▪ Recurring revenue – 2+ year contracts ▪ Project - based revenue

13 CONFIDENTIAL Global Solutions Serving Global Clients Updated: May 2021 400+ Clients 45 Data Centers 300+ Market Venues

14 CONFIDENTIAL Select Use Cases of Pico’s Offering U.S. based Investment Bank launches project to expand electronic trading footprint globally to Europe and Asia across 7 new colocation sites x Pico partners with client architecting low latency environment leveraging global data center and connectivity footprint providing low latency data and infrastructure and network analytics Client Challenge / Use Case Pico Solution 1001010 0101101 0010011 European Exchange relocates its matching engine to a new location x Pico designs new low latency environment including infrastructure, information security protocols and provides Corvil Analytics for infrastructure and network monitoring U.S. based Hedge Fund wants to trade Singapore equities from Europe x Pico deploys Corvil analytics to monitor and measure network performance and execution latencies in real - time x Client is able to access Singapore Equity market data in Europe via PicoNet with Pico architecting low latency solution providing exchange connectivity low - latency data High Frequency Trading firm wants to optimize its trading network

15 CONFIDENTIAL 15 Competitive Landscape Pico wins against competitors as a result of many factors ▪ Scale across the globe with a presence in all major financial market data centers and connectivity to all major service providers and venues ▪ Highly specialized financial market knowledge that horizontal providers are unable to match ▪ Ability to partner with clients, helping them reduce and manage costs and focus on managing other aspects of their business Data Software & Analytics Financial Services Competitors Financial Services Cloud Foundation of Critical Market Infrastructure Delivered Over the Pico Network Non - Financial Comparisons

16 CONFIDENTIAL Attract New Clients Continue Global Expansion Investment in New Product Pursue Acquisitions Opportunistically 1 2 3 4 5 ▪ 106% APAC ‘19 - ’21E revenue CAGR, accounts for 15% of total ‘21E revenue ▪ 39% of total ‘21E revenue coming from outside US ▪ ‘Collaborative Innovation’ driven by client engagement ▪ Data Productization, Capture and Analytics ▪ 37 new logos in 2020 ▪ Focus list includes Regional Banks, Quantitative Hedge Funds and Asset Managers ▪ Several prospective inorganic growth opportunities in current pipeline ▪ Expected revenue upside not included in current model Cross - sell and Up - sell ▪ 47% of customers use multiple products ▪ Build on >100% net retention Multiple Vectors for Continued Growth

17 CONFIDENTIAL Proven Ability to Scale Large Clients EMEA Equities and Futures EMEA Fixed Income and FX EMEA expansion to include 3 new data centers APAC Connectivity and HK build out along with Global Switch Management contract APAC Korea and Tokyo buildout Global Connectivity Intellihands Continued EMEA & APAC infrastructure, Connectivity & Data buildout $1 $4 $6 $10 $14 $18 2016 2017 2018 2019 2020 2021E ($ in millions) ✓ ✓ New Regions + ‘Desks’ Additional Services ✓ Expansion Drivers ✓ ✓ ✓ ✓ ✓ ✓ ✓ Revenue from Global Tier 1 Bank As Pico lands new client logos, the opportunity to grow expands with Pico capturing a larger share of the incremental wallet - ~ 80% of growth comes from existing clients

PICO Continued Client Penetration & Expansion Over Time

As Pico lands new client logos, the opportunity to grow expands with Pico capturing a larger share of the incremental wallet - ~ 80% of growth comes from existing clients driven across multiple growth vectors

PICO CLIENT TYPES

- Global Banks
- Regional Banks
- Exchanges / Platforms
- Fintech Service Providers
- Quantitative & Systematic Hedge Funds
- Electronic Trading Firms
- Macro Hedge Funds & Asset Managers
- Retail Brokers

	2018	*2019*	*2020*
Global Expansion	32	37	41
Total Data Centers			
Asset Class & Business Unit Expansion within Enterprise Clients	APAC Equities	Innovation & Blockchain	Enterprise IT
New Asset Classes & Business Units Penetrated			
Product Expansion & Extension	APAC Infrastructure, Connectivity, Market Data	Network Analytics	Crypto Data Enterprise IT Analytics
New Products Added			

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PICO Supplementing Growth with Acquisitions

Unique position in the capital markets provides unparalleled insight into leading technologies & market adoption

Product Extension

- Acquire complementary software, data and analytics products

Platform & Geographic Expansion

- Accelerate global and regional comprehensiveness

Financial Synergies

- Accelerate revenue, gross margin and EBITDA growth

Client Expansion

- Acquire new client logos and access into new client segments

Industry Solution

- Common platform for market structure concerns

Talent Acquisition & Consolidation

- Complement the Pico team with outside, top-tier talent

Corvil

Highly Successful Corvil Acquisition Demonstrates Success of Acquisition Strategy

- ✓ As part of Pico platform, accelerated standalone revenue growth from 6% to **43%**
- ✓ Achieved **141%** of targeted cost synergies in 4 quarters vs. planned 6 quarters
- ✓ Added **170** new clients; grew new bookings by **96%** within first year

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PICO Acquisition Pipeline Overview

As a strategic partner supporting its clients' global trading needs, Pico is uniquely positioned to identify, execute and integrate acquisitions that broaden its platform while creating significant shareholder value

Representative Acquisition Targets	Company A Low-latency market data & Common API	Company B OEMS, pre/post-trade trade & portfolio analytics	Company C Global market data vendor of record	Company D Financial Data Platform (EOD, reference data)
Target Overview				
Revenue	<$25m	<$50m	<$50m	<$25m
Pico Business Segment	Data & Analytics	Trading Software & Analytics	Data & Analytics	Data & Analytics
Revenue Model	Recurring	Recurring, Transactional	Recurring	Recurring
Asset Class	Equities, Options, Futures	Equities, Options, Futures, FX	Equities, Options, Futures	Equities, Fixed Income
Coverage	AMRS, EMEA	Global	Global	AMRS
Strategic Value Drivers				
Product Extension	✓	✓	✓	✓
Platform & Geographic Extension		✓	✓	✓
Financial Synergies (Revenue/Expense)	✓	✓	✓	✓
Client Expansion	✓	✓	✓	✓
Industry Solution	✓	✓		✓
Talent Acquisition & Consolidation	✓	✓		

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PICO Public Comparables Selection and Considerations

	PICO	Financial Data & Analytics	Financial Processing & Infrastructure	Horizontal Infrastructure & Analytics Software
Comps *Revenue CAGR[1]* *Ratio of '22E EV / Rev. to Rev. Growth Rate[2]*	*Pico exhibits revenue growth 2-4x peers but is valued at a discount* *25%+ / 0.2x*	ICE: *9.4% / 1.2x* London Stock Exchange Group: *5.7% / 1.0x* IHS Markit: *7.4% / 1.4x*	Broadridge: *8.5% / 0.5x* fiserv.: *6.9% / 0.8x* FIS: *8.7% / 0.8x*	Akamai: *7.8% / 0.7x* alteryx: *19.2% / 0.4x* citrix: *7.3% / 0.6x* splunk: *19.3% / 0.4x*
Products	▪ Market data ▪ Corvil Analytics ▪ Infrastructure services ▪ Connectivity	▪ Market data ▪ Data analysis software ▪ Venue access	▪ Payment processing ▪ Banking software ▪ Capital markets software solutions	▪ Infrastructure services ▪ Analytics / software offering
Growth	▪ Best-in-class growth supported by recurring revenue base and large wallets of existing clients	▪ High existing degree of SAM penetration results in a more muted growth profile ▪ Mature businesses with EBITDA margins ranging from ~45% - ~65%	▪ Mature businesses - EBITDA margins ranging from ~25% - ~45%	▪ High-growth prospects and earlier stage companies ▪ Compete horizontally amongst multiple client types
Inorganic Growth Opportunities	▪ Visible, near-term opportunities to execute transformative and highly accretive M&A	▪ Limited opportunities with combination of size and fit to move the growth needle	▪ Limited opportunities with combination of size and fit to move the growth needle	▪ Inorganic growth strategies focused on increasing reach as part of a larger platform

Source: Management forecast, company filings and Capital IQ, as of July 20, 2021.
(1) Revenue CAGR represents 2020A – 2022E, per consensus analyst estimates.
(2) Represents 2022E EV / Revenue multiple divided by 2020A – 2022E revenue growth rate, divided by 100.

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22 CONFIDENTIAL 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 0% 10% 20% 30% Attractive Financial Profile vs. Peers Pico Financial Profile 68% Recurring Revenue (2022E) ~80% Growth from Existing Clients 400+ Pico Clients Representing the Largest and Most Relevant Market Players 25%+ Revenue Growth (2020A – 2022E) x Pico is projecting the highest growth amongst peers with a reliable combination of recurring revenue and track record of existing customer wallet penetration x On a growth - adjusted basis, Pico represents a discount to all peers Source: Management forecast, company filings and Capital IQ, as of July 20, 2021. (1) Represents 2022E EV / Revenue multiple divided by 2020A – 2022E revenue growth rate, divided by 100. Compelling Valuation Relative to Peers Revenue multiple below peers despite strong growth Financial Data & Analytics Financial Processing & Infrastructure Horizontal Infrastructure & Analytics Software 2022E EV / Revenue 2020A – 2022E Revenue Growth 0.00x 1.50x 0.25x 0.50x 0.75x 1.00x 1.25x Ratio of EV / Revenue to Revenue Growth Rate (1) Revenue Multiple vs. Revenue Growth Lowest growth - adjusted valuation

23 CONFIDENTIAL Unique and differentiated platform including market - leading Corvil Analytics offering Marquee client base including blue - chip financial institutions with sticky and highly embedded offering evidenced by >100% retention Large addressable market with significant upsell and cross - sell opportunity Over 25% revenue growth through 2022 combined with 68% recurring revenue by 2022 Experienced management team with proven acquisition experience backed by leading strategic bank and trading firm investors Global presence across mission critical infrastructure, connectivity, data and analytics Investment Highlights 1 2 3 4 5 6

24 CONFIDENTIAL Experienced Founder - Led Management Team Industry Investors Validating the Value Proposition JARROD YUSTER Chairman, Founder, Co - CEO FRANK TROISE Co - CEO ANGELO BULONE Chief Financial Officer SEETHARAM GORRE Chief Information Officer EMMA WHEELER CCO, EMEA/APAC JAMES HENRY EMEA COO KRISTEN KELLER General Counsel MARC HINEMAN Chief Administrative Officer BRIAN POMRANING Chief Revenue Officer SANDRA BOWEN CFO, EMEA/APAC DONAL BYRNE Advisor ROLAND HAMANN CTO, Head of APAC CE Fintech Investment Fund * The Intel and the Intel logo are trademarks of Intel Corporation or its subsidiaries. *

25 CONFIDENTIAL Financial Overview

26 CONFIDENTIAL 26 Attractive Financial Profile for Investors Industry Leading Organic Growth ▪ Cross - Sell & Upsell: Continuously expanding portfolio depth and breadth ― Leading provider to 24 of top 25 global banks Strong Recurring Revenue ▪ Data Software & Analytics Mix Shift: Strategically expanding recurring revenue ▪ Long Term Relationships: Drives repeat revenue model Platform for Margin Enhancement ▪ Significant Operating Leverage: Significant investments in 2017 - 2020 ▪ Optimize Services Margin: Focus on transitioning to higher value services Operating Leverage Drives FCF ▪ Efficient Capex: Low capex requirement; Pico doesn’t own data centers 26% Revenue CAGR (2020 - 2023E) Recurring Revenue 65% 71% (2021E | 2023E) 113% Average Net Retention (2019 - 2020) EBITDA Margin (11%) 3 5% (2021E | Long - Term Target) 3% Capex % Revenue (2023E)

27 CONFIDENTIAL ($36) ($25) ($22) $24 $66 10% 21% 2019 2020 2021E 2022E 2023E Margin Expected Organic Revenue Growth of 25%+ and Increasing Margins Revenue Gross Profit EBITDA $130 $157 $195 $246 $312 21% 24% 26% 27% 2019 2020 2021E 2022E 2023E Growth $63 $68 $92 $132 $186 48% 43% 47% 53% 60% 2019 2020 2021E 2022E 2023E Margin ($ in millions) 26% CAGR 40% CAGR 172% Y/Y Growth

28 CONFIDENTIAL 28 $157 $113 $113 $125 $148 $195 ($5) $12 $23 $47 $42 $89 Revenue (FY20A) Churn ARR Non-Recurring Revenue Pipeline Revenue (FY21E) Proven Revenue Visibility FY2021 Revenue Build ($ in millions) Recurring Revenue Current pipeline exceeds model assumption by 89% 1 2 3 3 4 ~69% recurring revenue Limited churn (3% of FY21E revenue) Contracted work generating revenue in FY21 Incremental bookings target for FY21, already 189% covered by pipeline 1 2 3 4 $118 Note: Data as of 5/18/2021.

29 CONFIDENTIAL Clear Path to Expanding EBITDA Margin Illustrative EBITDA Margin Bridge (11%) 35% 2021E Rationalize Infrastructure Cost Base Data & Analytics Growth OpEx Leverage Long Term ▪ High - margin data & analytics contribution margin ▪ Operational efficiencies around Sales & Marketing and G&A ▪ Increasing contribution margin on existing geographies

30 CONFIDENTIAL Risk Factors Competitive and Business Risks ▪ The industries in which we operate are characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products. Moreover, these industries are competitive an d we may face increasing competition in many aspects of our business. ▪ If we fail to keep pace with technological change, we could lose clients or have trouble attracting new clients, and our abil ity to grow may be limited. ▪ If we are unable to renew client contracts at favorable terms, we could lose clients and our results of operations and financ ial condition may be adversely affected. ▪ Our business depends, in part, on our merchant relationships and alliances, and if we are unable to maintain these relationsh ips and alliances, our business may be adversely affected. ▪ Consolidations in the banking and financial services industry could adversely affect our revenue by eliminating existing or p ote ntial clients and making us more dependent on fewer clients. ▪ We may be unsuccessful in achieving our guidance, growth and profitability objectives. ▪ If we are unable to identify opportunities, develop successful new products and services, or adapt to rapidly changing techno log y, our business could suffer serious harm. ▪ Some of our products and services typically face long selling cycles to secure new contracts, which require significant resou rce commitments and result in long lead times before we receive revenue. ▪ Acquisitions, joint ventures, or similar strategic relationships, or dispositions of our businesses, and the related integrat ion or separation risks, may require significant resources or result in unanticipated costs or liabilities or fail to deliver anticipated benefits, and may disrupt or otherwise have a material adve rse effect on our business and financial results. ▪ Provisions of our corporate governance documents, including the supermajority voting rights for our Class A common stock coul d m ake an acquisition of us more difficult and may prevent attempts by our shareholders to replace or remove our current management, even if beneficial to our shareholders. ▪ Our executive officers have limited experience in the management of a publicly traded company, and may not successfully or ef fec tively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. ▪ We have experienced recent growth and could experience rapid growth in the future, which may be difficult to sustain and whic h m ay place significant demands on our operational, administrative, and financial resources. Raising additional funds to sustain our growth by issuing securities may cause dilut ion to existing stockholders and raising funds through lending arrangements may restrict our operations.

31 CONFIDENTIAL Risk Factors (Cont’d) Competitive and Business Risks (Cont’d) ▪ Decreases in our clients’ ability to transact in the financial markets may result in price decreases that could adversely aff ect our operating results. Our fixed costs may result in reduced profitability or losses. ▪ We may not have sufficient cash flows from operating activities, cash on hand and the ability to obtain borrowing capacity to fi nance required capital expenditures, fund strategic initiatives and meet our other cash needs. These obligations require a significant amount of cash, and we may need additional funds, which ma y n ot be readily available. ▪ Our business exposes us to credit risk that could affect our operating results and profitability. ▪ Our risk management policies and procedures may not be effective and may leave us exposed to unidentified or unexpected risks . ▪ If we cannot successfully execute on our strategic initiatives, our business and financial results may be adversely impacted. ▪ We are dependent on certain major customers and a decline in their use of our services could materially impact our revenues. ▪ Inability to protect our intellectual property may result in increased competition, loss of business or other negative result s o n our business and financial condition. ▪ If we were to unknowingly infringe third party intellectual property or be accused of doing so without merit, we could bear s ign ificant costs of defense and litigation, which could impact our financial results. Operational and Security Risks ▪ Security incidents or other technological risks involving our systems and data, or those of our clients, partners or vendors, co uld expose us to liability or damage our reputation. ▪ Operational failures and resulting interruptions in the implementation or availability of our products or services could harm ou r business and reputation. ▪ Disruptions of operations of other participants in the global financial system could prevent us from delivering our products and services. ▪ We rely on third parties to provide products and services and if we are unable to obtain such products or services in the fut ure or if these third parties fail to perform these services adequately, our business may be materially and adversely affected.

32 CONFIDENTIAL Risk Factors (Cont’d) Operational and Security Risks (Cont’d) ▪ We may experience software defects, development delays or installation difficulties, which would harm our business and reputa tio n and expose us to potential liability. ▪ A failure in the design, operation or configuration of our technology could adversely affect our profitability and reputation . ▪ Insufficient system capacity, system operating failures, or disasters could materially harm our reputation, financial positio n a nd profitability. ▪ Operational risks, such as misconduct and errors of our employees or entities with which we do business, could cause us reput ati onal and financial harm. ▪ Our business exposes us to litigation risks. ▪ Legislative or regulatory changes, including within the securities markets and the brokerage industry, could materially impac t o ur business. ▪ Our business could be adversely affected by our inability to attract and retain talented employees, including sales, technolo gy and development professionals. COVID - 19 Pandemic Risks ▪ Our business has been, and is likely to continue to be, adversely impacted by the coronavirus (COVID - 19) pandemic. Global Market Risks ▪ Our business may be adversely affected by geopolitical and other risks associated with operations outside of the U.S. and, as we continue to expand internationally, we may incur higher than anticipated costs and may become more susceptible to these risks. ▪ The United Kingdom’s withdrawal from the European Union Single Market and Customs Union as part of the process known as “Brex it” could adversely affect our results of operations. ▪ Our business may be adversely impacted by U.S. and global market and economic conditions. ▪ Potential tariffs or trade wars could increase the cost of our products, which could adversely impact the competitiveness of our products and our financial results. ▪ We face certain challenges and risks to our international business that may adversely affect our strategy. ▪ We incur risks related to our international business due to currency exchange rate fluctuations that could impact our financi al results and financial position.

33 CONFIDENTIAL Risk Factors (Cont’d) Regulatory and Compliance Risks ▪ If we or third parties with whom we partner or contract fail to comply with applicable laws and regulations, we could be subj ect to liability and our business could be harmed. ▪ A heightened regulatory environment in the financial services industry may have an adverse impact on our clients and our busi nes s. ▪ Legislative or regulatory initiatives on cybersecurity and data privacy could adversely impact our business and financial res ult s. ▪ Failure to comply with state and federal antitrust requirements could adversely affect our business. ▪ We may be sued for infringing the intellectual property rights of others. ▪ We could be subject to challenges by U.S. and foreign tax authorities that could result in additional taxes and penalties. ▪ We may not generate sufficient taxable income in future periods to utilize our loss carryforwards and tax credit carryforward s. ▪ Tax changes, including tax reform in the United States, could affect the Company’s effective tax rate and future profitabilit y.

34 CONFIDENTIAL Appendix

35 CONFIDENTIAL 35 Why We Win and Retain Our Clients A market leading brand Trusted by top Banks, Exchanges and Hedge Funds around the globe to manage mission critical Infrastructure, Connectivity, Data and Analytics Trusted and Proven Platform Data Center footprint spanning 45 locations Comprehensive proprietary network, PicoNet TM Data Offering providing access to 300+ market data feeds Market Leading Network and Infrastructure Performance Analytics Global Financial Services Footprint Faster time to Market Engineering Excellence Continuous product innovation Best in Class Operator Performance and Continued Innovation

PICO Comprehensive Financial Market Technology Solutions

Globally Comprehensive

Financial Markets Technology Solutions

Pico provides agile and transparent technology solutions to the Financial Markets community including infrastructure hosting, venue and network connectivity, market data, and Corvil analytics


CLOUD
PUBLIC
PRIVATE
HYBRID
PICONET
LAYER 1
SINGLE HOP
STANDARD L3
CROSS CONNECT
10G NATIVE
40G NATIVE
CLIENT ACCESS
VENUE & BROKER ECOSYSTEM
100G DARK FIBER
GLOBAL RING
VPN
CONNECTIVITY
WAN
GLOBAL FEEDS
MARKET DATA
RAW FEEDS
300+ FEEDS
ALL ASSET CLASSES
NORMALIZED MARKET DATA
EXEGY
REDLINE
QUANTHOUSE
OTHERS
PICO RAW HISTORIC DATA
30 DAY LOCAL ACCESS
LONG TERM CLOUD ARCHIVE
CORVIL ANALYTICS
HIGH PERFORMANCE PACKET CAPTURE
NETWORK ANALYTICS
TRADE PERFORMANCE ANALYTICS
MARKET DATA ANALYTICS
REAL-TIME VISIBILITY + ANALYTICS
DASHBOARDS
INTELLIGENCE HUB
CORVIL as a DATA SOURCE
PTP TIME SYNC
DEVICE MANAGEMENT & MONITORING
INTELLIHANDS & EQUIPMENT BUILD
EQUIPMENT PROCUREMENT
DEDICATED CABINETS
SECURE CAGES
SHARED CABINETS
COLOCATION HOSTING
INFRASTRUCTURE
SENSOR
API AGENT
PICO

Financial Services Cloud

45 Global Financial Data Centers

Fully Managed Infrastructure & Expert Services

Connectivity

Low-latency Access to Venues & Counterparties within Colo

PicoNet - High Performance Fault-Tolerant Global Network

Market Data

300+ Raw & Normalized Feeds Delivered Locally & Globally

Historic Data for Research, Testing, TCA & Compliance

Corvil Analytics

Real-time analytics for business and operations teams

Every packet, timestamped, decoded & analyzed

CONFIDENTIAL

36

37 CONFIDENTIAL NY4 Cboe IEX CFE CAR Nasdaq UTP MAH NYSE OPRA CTA CH4 ICE DC3 CME MCC TMX FR2 Eurex Xetra Boerse Frankfurt Weiner Boerse OMX Nasdaq Nordic MIL Borsa Italiana ZH4 SIX Swiss GPW Warsaw Stock Exchange BME Borsa de Madrid LD4 Cboe Europe Aquis Athex (pop) Borsa Istanbul (pop) TASE (pop) IXL Equiduct LME LSE LSE Turquoise BAS Euronext ICE EU Oslo Bors SGX SGX Cash and Derivatives CC1/CC2 JPX OSE Busan KRX Derivatives HKEX Hong Kong Stock Exchange NEW YORK TORONTO CHICAGO MADRID LONDON STOCKHOLM WARSAW SEOUL TOKYO HONK KONG SINGAPORE MILAN ZURICH FRANKFURT Well - Positioned for Continued Growth in Data & Analytics Global Network & Distribution Capabilities Pico’s established connectivity to exchanges and data providers, coupled with its proprietary network, provides a global foundation to distribute additional accretive data and analytics offerings to its diverse ecosystem of clients Global Presence and Data >75% Global exchange feeds On Net Global coverage and comprehensive venue connectivity provide a complete solution for borderless trading & data distribution 24x7x365 follow the sun operational coverage provided via multi - regional Network Operations Centers (NOCs) Global connectivity to 45 data centers with access to 300+ multi asset data feeds currently “On Net” Proprietary global financial services network, ultra - resilient and fault - tolerant, PicoNet

38 CONFIDENTIAL Market - Leading Analytics Platform ANALYTICS AND BUSINESS DATA DATA DECODE AND PUBLISH PACKET DATA CAPTURE A unique asset of analytics and data for IT, App Dev, Quant, Strats, Trade Support and Business Desks Industry leading coverage and accuracy for packet capture, decode, transform and stream publishing via library of 3 rd party connectors Accurate, high performance capture of UTC, timestamped, granular (machine - time) data Pico is the market leading (1) platform to inform trading strategy, optimize trade stack and assure the speed, transparency and operations of infrastructure (1) Source: Info - tech Research Group Network Monitoring Industry Scorecard 2020.

39 CONFIDENTIAL ARR 2019 EOY 2020 EOY YoY % Growth >$100K 94 121 +29% >$500K 21 29 +38% >$1M 9 16 +78% % of Total Rev 2018 2019 2020 Top 5 69% 62% 42% Top 10 75% 69% 55% Top 20 83% 77% 68% Total Revenue Concentration in Top Clients Clients by Annualized Recurring Revenue (1) (ARR) Increasing Client & Revenue Diversification (1) Number of clients at each tier are inclusive of subsequent tiers Client Diversification Continues to Improve Client Spend Increasing and Diversifying

40 CONFIDENTIAL $23 $51 2018 2021E $59 $104 2018 2021E ▪ Substantial and consistent segment momentum with 20% annual growth since 2018 ▪ Pico now counts 24 of the top 25 global banks as clients, with substantial cross - sell and upsell opportunity remaining ▪ We have targeted revenue for top 10 accounts alone greater than $500M ARR ▪ Significant additional revenue opportunity given our global offering and product suite Significant Upside from Banking, Hedge Fund and Electronic Trading Clients Global Bank Client Revenue ($ in millions) Hedge Fund and Electronic Trading Client Revenue ($ in millions) ▪ Client type importance to the Ecosystem has increased with electronification of global markets ▪ Substantial cross - sell / upsell opportunities ▪ Significant greenfield remains

41 CONFIDENTIAL Global Client Base Supports Growth in EMEA and APAC ▪ Organic growth from existing client base via geographic extension of products and services ▪ Subscription data services, as global comprehensiveness becomes complete ▪ Introduction of Corvil - as - a - Service Geographic Expansion Growth Drivers $32 $47 2019 2021E $7 $29 2019 2021E $91 $119 2019 2021E ($ in millions) Americas Revenue EMEA Revenue APAC Revenue ($ in millions) ($ in millions)

42 CONFIDENTIAL 2020 2021E 2022E 2023E 69% 65% 68% 71% ▪ Products and services across Financial Services Cloud , Connectivity and Data are recurring and sticky in nature ▪ 2021 Sales initiatives have launched with focus on recurring revenue and high gross margin products including Data and Corvil - as - a - Service (CaaS) Recurring Revenue Business Model Recurring Revenue % of Total Revenue

43 CONFIDENTIAL Historical and Projected Financial Summary Note: 2019 pro - forma results incorporate impact of Corvil acquisition. ($ in millions) Year End December 31, '20-'23 2019 2020 2021E 2022E 2023E CAGR Infrastructure Services 77 87 111 136 166 24% Software & Analytics 54 70 84 110 146 27% Total Revenue $130 $157 $195 $246 $312 26% % Total Growth 21% 24% 26% 27% % Infrastructure Services Growth 13% 28% 23% 22% % Software & Analytics Growth 31% 20% 30% 33% Direct Expenses (ex. Equipment) (56) (68) (71) (77) (83) 7% Equipment (12) (21) (32) (38) (43) 27% Total Direct Expenses ($68) ($89) ($103) ($114) ($125) 12% Gross Profit $63 $68 $92 $132 $186 40% % Margin 48% 43% 47% 53% 60% Operating Expenses (99) (93) (115) (108) (121) 9% EBITDA ($36) ($25) ($22) $24 $66 N/A % Margin (28%) (16%) (11%) 10% 21% Stock-based Compensation 2 4 15 7 9 One-time Adjustments 2 6 - - - Transaction-related Adjustments - - 12 - - Adjusted EBITDA ($32) ($15) $4 $31 $74 N/A % Margin (25%) (9%) 2% 13% 24%

44 CONFIDENTIAL Non - GAAP Reconciliation ($ in millions) Note: 2019 pro - forma results incorporate impact of Corvil acquisition. Year End December 31, 2019 2020 GAAP Net Income (Loss) ($57) ($51) Plus: Depreciation 19 16 Net Interest Exp 4 9 FX (Gain)/loss (2) 1 EBITDA ($36) ($25) Plus: Stock-based Compensation 2 4 One-time Adjustments 2 6 Adjusted EBITDA ($32) ($15)